                                                                    Exhibit 3(9)

                                 Am-Source, LLC

                               Operating Agreement

      This OPERATING AGREEMENT (the "Agreement") is entered into as of this 29th day of June 2001 by and among AM-SOURCE, LLC (the "Company") and the Persons whose signatures are set forth on Exhibit "A" hereto (each such Person is referred to herein individually as a "Member", and collectively, as the "Members").

                              EXPLANATORY STATEMENT

      The parties have agreed to organize and operate a limited liability company in accordance with the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, for good and valuable consideration, the parties, intending to be legally bound, agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

1.1. Definitions. Each of the following capitalized terms shall have the meaning specified in this Article 1. Other terms are defined in the text of this Agreement and those terms shall have the meanings respectively ascribed to them throughout this Agreement.

      (a) "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in the Member's Capital Account as of the end of the relevant taxable year, after giving effect to the following adjustments:

            (i) the deficit shall be decreased by the amounts which the Member is obligated to restore pursuant to any provision of this Agreement or is deemed obligated to restore pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c); and

            (ii) the deficit shall be increased by the items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and
                  (6).

      (b) "Agreement" means this Operating Agreement, and the Exhibits and Schedules annexed hereto, all as amended from time to time in accordance with the provisions hereof.

      (c) "Articles of Organization" means the Articles of Organization of the Company, as filed or to be filed with the Rhode Island Secretary of State, as the same may be amended from time to time.

      (d) "Capital Account" means the account to be maintained in the Company for each Member as described in Section 6.3.

      (e) "Capital Contribution" means the total amount of cash and the fair market value of any other asset contributed or deemed contributed under Regulation Section 1.704-1(b)(2)(iv)(d) to the Company by a Member net of liabilities assumed or to which the assets are subject as determined by the Members.

      (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time or any corresponding provision or provisions of any succeeding law.

      (g) "Company" means the limited liability company formed in accordance with this Agreement.

      (h) "Distribution" means any cash and other property paid to a Member by the Company from the operations of the Company.

      (i) "Fiscal Year" means the fiscal year of the Company, which shall be the year ending December 31.

      (j) "Member" means each person signing this Agreement and any Person who subsequently is admitted as a member of the Company and any reference herein to the Members of the Company shall be to the then Members of the Company.

      (k) "Membership Interests" means all of the rights of a Member in the Company, including such Member's: (a) right to share in the Net Profits and Net Losses of the Company; (b) right to inspect the Company's books and records; (c) right to participate in the management of and vote on matters coming before the Members, as provided in this Agreement; and (d) unless this Agreement or the Articles of Organization provide to the contrary, the right to act as an agent of the Company and shall be calculated by dividing the number one by the total number of Membership Interests then held by all Members.

      (l) "Net Losses" means the losses of the Company, if any, determined in accordance with generally accepted accounting principles employed under the cash method of accounting.

      (m) "Net Profits" means the income of the Company, if any, determined in accordance with generally accepted accounting principles employed under the cash method of accounting.

      (n)   "Rhode Island Act" means the Rhode Island Limited Liability Company
            Act.

      (o) "Person" means any corporation governmental authority, limited liability company, partnership trust, unincorporated association or other entity.

      (p) "Treasury Regulation" means the treasury regulations, including any temporary regulations, promulgated under the Code from time to time may be amended from time to time.

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                                   ARTICLE 2
                                  ORGANIZATION

2.1. Formation. One or more Persons has acted or will act as an organizer or organizers to form a limited liability company by preparing, executing and filing with the Rhode Island Secretary of State the Articles of Organization pursuant to the Rhode Island Act.

2.2.  Name. The name of the Company is AM-SOURCE, LLC.

2.3. Principal Place of Business. The principal place of business of the Company within the State of Rhode Island shall be 261 Narragansett Park Drive, East Providence, Rhode Island 02916. The Company may establish any other places of business as the Members may from time to time deem advisable.

2.4. Registered Agent. The Company's registered agent shall be Arthur Kaufman, c/o 261 Narragansett Park Drive, East Providence, Rhode Island 02916. The registered agent may be changed from time to time by amending the Articles of Organization pursuant to the Rhode Island Act.

2.5. Term. The term of the Company shall begin upon the filing of the Articles of Organization and shall terminate as provided in the Rhode Island Act, unless the Company is dissolved sooner pursuant to this Agreement or the Rhode Island Act.

2.6. Purposes. The Company is formed for any lawful business purpose or purposes.

                                   ARTICLE 3
                                    MEMBERS

3.1. Names and Addresses. The names and addresses of the Members are as set forth in "Exhibit A" to this Agreement.

3.2. Additional Members. A Person may be admitted as a Member after the date of this Agreement upon the vote or written consent of a majority of Membership Interests.

3.3. Books and Records. The Company shall keep books and records of accounts and minutes of all meetings of the Members. Such books and records shall be maintained on a cash basis in accordance with this Agreement.

3.4. Information. Each Member may inspect during ordinary business hours and at the principal place of business of the Company the Articles of Organization, the Operating Agreement, the minutes of any meeting of the Members and any tax returns of the Company for the immediately preceding three Fiscal Years.

3.5. Limitation of Liability. Each Member's liability shall be limited as set forth in this Agreement, the Rhode Island Act and other applicable law. A Member shall not be personally liable for any indebtedness, liability or obligation of the Company, except that such Member shall remain personally liable for the payment of the Capital Contribution of such Member and as otherwise set forth in this Agreement, the Rhode Island Act and any other applicable law.

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3.6.  Sale of All Assets. The Members shall have the right, by the vote or written consent of at least two-thirds of all Membership Interests, to approve the sale, lease, exchange or other disposition of all or substantially all of the assets of the Company.

3.7. Priority and Return of Capital. No Member shall have priority over any other Member, whether for the return of a Capital Contribution or for Net Profits, Net Losses or a Distribution; provided, however, that this Section shall not apply to loans or other indebtedness (as distinguished from a Capital Contribution) made by a Member to the Company.

3.8. Liability of a Member to the Company. A Member who or which rightfully receives the return of any portion of a Capital Contribution is liable to the Company only to the extent now or hereafter provided by the Rhode Island Act. A Member who or which receives a Distribution made by the Company in violation of this Agreement or made when the Company's liabilities exceed its assets (after giving effect to such Distribution) shall be liable to the Company for the amount of such Distribution.

3.9. Financial Adjustments. No Members admitted after the date of this Agreement shall be entitled to any retroactive allocation of losses, income or expense deductions incurred by the Company.

                                   ARTICLE 4
                                   MANAGEMENT

4.1. Management. The property, business and affairs of the Company shall be managed by its Members, who shall have full authority, power and discretion to make all decisions with respect to the Company's business, perform any and all other acts customary or incident to such management, and perform such other services and activities set forth in this Agreement in accordance herewith and with the Act.

4.2. Officers and Agents. The Members may from time to time designate such officers and agents as they may deem necessary to carry out the day-to-day operations of the Company. Such officers and agents shall have such duties, powers, responsibilities and authority as may from time to time be prescribed by the Members and may be removed at any time, with or without cause by the Members.

4.3. Indemnification. The Company shall indemnify and hold harmless any such officer or agent from and against all claims and demands to the maximum extent permitted under the Rhode Island Act.

4.4. Salaries. The salaries and other compensation of the officers or agents, if any, shall be fixed from time to time by the vote or written consent of at least a majority of the Membership Interests. No officer or agent shall be prevented from receiving such a salary or other compensation because such officer or agent is also a Member.

                                   ARTICLE 5
                               MEETINGS OF MEMBERS

5.1. Annual Meeting. The annual meeting of the Members shall be held on each third Tuesday in June or at such other time as shall be determined by the vote or written consent of the Membership Interests for the purpose of the transaction of any business as may come before such meeting.

5.2. Special Meetings. Special meetings of the Members, for any purpose or purposes, may be called by any Member holding not less than 25% of the Membership Interests.

5.3. Place of Meetings. Meetings of the Members may be held at any place, within or outside the State of Rhode Island, for any meeting of the Members designated in any notice of such meeting. If no such designation is made, the place of any such meeting shall be the chief executive office of the Company.

5.4. Notice of Meetings. Written notice stating the place, day and hour of the meeting indicating that it is being issued by or at the discretion of the person or persons calling the meeting, stating the purpose or purposes for which the meeting is called shall be delivered no fewer than ten nor more than sixty days before the date of the meeting.

5.5. Record Date. For the purpose of determining the Members entitled to notice of or to vote at any meeting of Members or any adjournment of such meeting, or Members entitled to receive payment of any Distribution, or to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring Distribution is adopted, as the case may be, shall be the record date for making such a determination. When a determination of Members entitled to vote at any meeting of Members has been made pursuant to this Section, the determination shall apply to any adjournment of the meeting.

5.6. Quorum. Members holding not less than a majority of all Membership Interests shall constitute a quorum at any meeting of Members. In the absence of a quorum at any meeting of Members, a majority of the Membership Interests so represented may adjourn the meeting from time to time for a period not to exceed sixty days without further notice. However, if the adjournment is for more than sixty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at such meeting. At an adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. The Members present at a meeting may continue to transact business until adjournment, notwithstanding the withdrawal during the meeting of Membership Interests whose absence results in less than a quorum being present.

5.7. Manner of Acting. If a quorum is present at any meeting, the vote or written consent of Members holding not less than a majority of Membership Interests shall be the act of the Members unless the vote of a greater or lesser proportion or number is otherwise required by the Rhode Island Act, the Articles of Organization or this Agreement.

5.8.  Action by Members Without a Meeting.

      (a) Whenever the Members of the Company are required or permitted to take any action by vote, such action may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken shall be signed by the Members who hold the voting interests having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the Members entitled to vote therein were present and voted and shall be delivered to the office of the Company, its principal place of business or an employee or agent of the Company. Delivery made to the office of the Company shall be by hand or by certified or registered mail, return receipt requested.

      (b) Every written consent shall bear the date of signature of each Member who signs the consent, and no written consent shall be effective to take the action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this Section to the Company, written consents signed by a sufficient number of Members to take the action are delivered to the office the Company, its principal place of business or an employee or agent of the Company having custody of the records of the Company. Delivery made to such office, principal place of business or employee or agent shall be by hand or by certified or registered mail, return receipt requested.

      (c) Prompt notice of the taking of the action without a meeting by less than unanimous written consent shall be given to each Member who has not consented in writing but who would have been entitled to vote thereon had such action been taken at a meeting.

5.9. Waiver of Notice. Notice of a meeting need not be given to any Member who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any Member at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by such Member.

5.10. Voting Agreements. An agreement between two or more Members, if in writing and signed by the parties thereto, may provide that in exercising any voting rights, the Membership Interest held by them shall be voted as therein provided, or as they may agree, or as determined in accordance with a procedure agreed upon by them.

                                    ARTICLE 6
                              CAPITAL CONTRIBUTIONS

6.1. Capital Contributions. Each Member has contributed or shall contribute the amount set forth in "Exhibit A" to this Agreement as the Capital Contribution to be made by such Member.

6.2. Additional Contributions. Except as set forth in Section 6.1 of this Agreement, no Member shall be required to make any Capital Contribution.

6.3. Capital Accounts. A Capital Account shall be maintained for each Member. Each Member's Capital Account shall be increased by the value of each Capital Contribution made by the Member, the amount of any Company liabilities assumed by the Member (or which are secured by Company property distributed to such Member), allocations to such Member of the Net Profits and any other allocations to such Member of income pursuant to the Code. Each Member's Capital Account will be decreased by the value of each Distribution made to the Member by the Company, the amount of any liabilities assumed by the Company (or which are secured by property contributed to the Company by such Member), allocations to such Member of Net Losses and other allocations to such Member pursuant to the Code.

6.4. Transfers. Upon a permitted sale or other transfer of a Membership Interest in the Company, the Capital Account of the Member transferring such Member's Membership Interest shall become the Capital Account of the Person to which or whom such Membership Interest is sold or transferred in accordance with
Section 1.704-1(b)(2)(iv) of the Treasury Regulations.

6.5. Modifications. The manner in which Capital Accounts are to be maintained pursuant to this Section is intended to comply with the requirements of Code
Section 704(b) and the Treasury Regulations promulgated thereunder. If in the opinion of the Members the manner in which Capital Accounts are to be maintained pursuant to this Agreement should be modified to comply with Code Section 704(b) or the Treasury Regulations, then the method in which Capital Accounts are maintained shall be so modified; provided, however, that any change in the manner of maintaining Capital Accounts shall not materially alter the economic agreement between or among the Members.

6.6. Deficit Capital Account. Except as otherwise required in the Rhode Island Act or this Agreement, no Member shall have any liability to restore all or any portion of a deficit balance in a Capital Account.

6.7. Withdrawal or Reduction of Capital Contributions. A Member shall not receive from the Company any portion of a Capital Contribution until all indebtedness, liabilities of the Company, except any indebtedness, liabilities and obligations to Members on account of their Capital Contributions, have been paid or there remains property of the Company, in the sole discretion of a majority in interest of the Members sufficient to pay them. A Member, irrespective of the nature of the Capital Contribution of such Member, has only the right to demand and receive cash in return for such Capital Contribution.

                                   ARTICLE 7
                          ALLOCATIONS AND DISTRIBUTIONS

7.1. Allocations of Profits and Losses. The Net Profits and the Net Losses for each Fiscal Year shall be allocated among the Members in accordance with their respective Membership Interests.

7.2. Distributions. The Members may from time to time, in the discretion of a majority of Membership Interests, make Distributions to the Members. All Distributions shall be made to the Members pro rata in proportion to their respective Membership Interests as of the record date set for such Distribution.

7.3. Qualified Income Offset. No Member shall be allocated Net Losses or deductions if the allocation causes the Member to have an Adjusted Capital Account Deficit. If a Member receives (i) an allocation of Net Loss or deduction (or any item thereof) or
(ii) any distribution which causes the Member to have an Adjusted Capital Account Deficit at the end of any taxable year, then all items of income and gain of the Company (consisting of a pro rata portion of each item of Company income, including gross income and gain) for that taxable year, shall be specially allocated to that Member, before any other allocation is made of Company items for that taxable year in the amount and in such proportion as may be required to eliminate the Adjusted Capital Account deficit as quickly as possible. This Section 7.3 is intended to comply with, and shall be interpreted consistently with the "qualified income offset" provisions of the Treasury Regulations promulgated under Code Section 704(b).

7.4. Offset. The Company may offset all amounts owing to the Company by a Member against any Distribution to be made to such Member.

7.5. Limitation Upon Distributions. No Distribution shall be declared and paid unless, after such Distribution is made, the assets of the Company are in excess of all liabilities of the Company.

7.6. Interest on and Return of Capital Contributions. No Member shall be entitled to interest on such Member's Capital Account or to a return of such Member's Capital Contribution, except as specifically set forth in this Agreement.

7.7. Accounting Period. The accounting period of the Company shall be the Fiscal Year.

                                   ARTICLE 8
                                     TAXES

8.1. Tax Returns. The Members shall cause to be prepared and filed all necessary federal and state income tax returns for the Company. Each Member shall furnish to the Company all pertinent information in its possession relating to Company operations that is necessary to enable the Company's income tax returns to be prepared and filed.

8.2. Tax Elections. The Company shall make the following elections on the appropriate tax returns:

      (a)   To adopt the calendar year as the Fiscal Year;

      (b)   To adopt the cash method of accounting;

      (c) If a Distribution as described in Code Section 734 occurs or if a transfer of a Membership Interest described in Code Section 743 occurs, upon the written request of any Member, to elect to adjust the basis of the property of the Company pursuant to Code Section 754;

      (d) To elect to amortize the organizational expenses of the Company and the start-up expenditures of the Company under Code Section 195 ratably over a period of sixty months as permitted by Code Section 709(b); and

      (e) Any other election that the Company may deem appropriate and in the best interests of the Members.

Neither the Company nor any Member may make an election for the Company to be excluded from the application of Subchapter K of Chapter 1 of Subtitle A of the Code or any similar provisions of applicable state law, and no provisions of this Agreement shall be interpreted to authorize any such election.

8.3. Tax Matters Partner. The Members shall designate one Member to be the "tax matters partner" of the Company pursuant to Code Section 6231(a)(7). Any Member who is designated "tax matters partner" shall take any action as may be necessary to cause each other Member to become a "notice partner" within the meaning of Code Section 6223.

                                    ARTICLE 9
                                 TRANSFERABILITY

9.1. General. No Member shall gift, sell, assign, pledge, hypothecate, exchange or otherwise transfer ("Transfer") to another Person any portion of a Membership Interest, without the consent of a majority of Membership Interests; provided that any Member may Transfer such Member's Membership Interest, or any portion thereof to a spouse, child, grandchild, or spouse of a child or grandchild of such Members, in each case without the consent of the other Members.

9.2. Transferee Not a Member. No Person acquiring a Membership Interest pursuant to this Article 9 shall become a Member unless such Person is approved by the vote or written consent of a majority of Membership Interests. If no such approval is obtained, such Person's Membership Interest shall only entitle such Person to receive the Distributions and allocations of Net Profits and Net Losses to which the Member from whom or which such Person received such Membership Interest would be entitled. Any such approval may be subject to any terms and conditions imposed by the Members.

9.3. Effective Date. Any Transfer of a Membership Interest or admission of a Member pursuant to this Article shall be deemed effective as of the last day of the calendar month in which such Transfer or admission occurs.

                                   ARTICLE 10
                                   DISSOLUTION

10.1. Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:

      (a) The latest date on which the Company is to dissolve, if any, as set forth in the Articles of Organization;

      (b) The vote or written consent of at least two-thirds in interest of all Members, or

      (c) The bankruptcy, death, dissolution, expulsion, incapacity or withdrawal of any Member or the occurrence of any other event that terminates the continued membership of any Member, unless within 180 days after such event the Company is continued by the vote or written consent of a majority in interest of all of the remaining Members.

10.2. Winding Up. Upon the dissolution of the Company the Members may, in the in the name of and for and on behalf of the Company, prosecute and defend suits, whether civil, criminal or administrative, sell and close the Company's business, dispose of and convey the Company's property, discharge the Company's liabilities and distribute to the Members any remaining assets of the Company, all without affecting the liability of Members. Upon winding up of the Company, the assets shall be distributed as follows:

      (a) To creditors, including any Member who is a creditor, to the extent permitted by law, in satisfaction of liabilities of the Company, whether by payment or by establishment of adequate reserves, other than liabilities for distributions to Members under the Rhode Island Act.

      (b) To Members and former Members in satisfaction of liabilities assumed under the Rhode Island Act; and

      (c) To Members first for the return of their Capital Contributions, to the extent not previously returned, and second respecting their Membership Interests, in the proportions in which the Members share in Distributions in accordance with this Agreement.

10.3. Articles of Dissolution. Within 90 days following the dissolution and the commencement of winding up of the Company, or at any other time there are no Members. Articles of Dissolution shall be filed with the Rhode Island Secretary of State pursuant to the Rhode Island Act.

10.4. Deficit Capital Account. Upon a liquidation of the Company within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations, if any Member has a Deficit Capital Account (after giving effect to all contributions, distributions, allocations and other adjustments for all Fiscal Years, including the Fiscal Year in which such liquidation occurs), the Members shall have no obligation to make any Capital Contribution, and the negative balance of any Capital Account shall not be considered a debt owed by the Member to the Company or to any other Person for any purpose.

10.5. Nonrecourse to Other Members. Except as provided by applicable law or as expressly provided in this Agreement, upon dissolution, each Member shall receive a return of such Member's Capital Contribution solely from the assets of the Company. If the assets of the Company remaining after the payment or discharge of the debts and liabilities of the Company are insufficient to return any Capital Contribution of any Member, such Member shall have no recourse against any other Member.

10.6. Termination. Upon completion of the dissolution, winding up, liquidation, and distribution of the assets of the Company, the Company shall be deemed terminated.

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                                   ARTICLE 11
                               GENERAL PROVISIONS

11.1. Notices. Any notice, demand or other communication required or permitted to be given pursuant to this Agreement shall have been sufficiently given for all purposes if (a) delivered personally to the party or to an executive officer of the party to whom such notice, demand or other communication is directed or
(b) sent by registered or certified mail, postage prepaid, addressed to the Member or the Company at his, her or its address set forth in this Agreement. Except as otherwise provided in this Agreement, any such notice shall be deemed to be given three business days after the date on which it was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as set forth in this Section.

11.2. Amendment. This Agreement contains the entire agreement among the Members with respect to the subject matter of this Agreement and supersedes each course of conduct previously pursued or acquiesced in, and each oral agreement and representation previously made by the Members with respect thereto, whether or not relied or acted upon. No course of performance or other conduct subsequently pursued or acquiesced in, and no oral agreement or representation subsequently made, by the Members whether or not relied or action upon, and no usage of trade whether or not relied or acted upon shall amend this Agreement or impair or otherwise affect any Member's obligations pursuant to this Agreement or any rights and remedies of a Member pursuant to this Agreement. No amendment to this Agreement shall be effective unless made in a writing duly executed by all Members.

11.3. Construction. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

11.4. Headings. The headings in this Agreement are for convenience only and shall not be used to interpret or construe any provision of this Agreement.

11.5. Waiver. No failure of a Member to exercise, and no delay by a Member in exercising any right or remedy under this Agreement shall constitute a waiver of such right or remedy. No waiver by a Member of any such right or remedy under this Agreement shall be effective unless made in a writing duly executed by all Member and specifically referring to each such right or remedy being waived.

11.6. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. However, if any provision of this Agreement shall be prohibited by or invalid under such law, it shall be deemed modified to conform to the minimum requirements of such law or, if for any reason it is not deemed so modified, it shall be prohibited or invalid only to the extent of such prohibition or invalidity without the remainder thereof or any other such provision being prohibited or invalid.

11.7. Binding. This Agreement shall be binding upon and inure to the benefit of all members and each of the successors and assigns of the Members, except such right or obligation of a Member under this Agreement that may not be assigned by such Member to another Person without first obtaining the written consent of a majority in interest of all other Members.

11.8. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

11.9. Governing Law. This Agreement shall be governed by, and interpreted and construed in accordance with the laws of the State of Rhode Island, without regard to principles of conflict of laws.

      IN WITNESS WHEREOF, the parties have signed or caused this Agreement to be duly signed as of the date first above written.

                                              AM-SOURCE, LLC

                                              By:  AMSCAN HOLDINGS INC.
                                              Member

                                              By: /s/ Michael A. Correale
                                                  ------------------------------
                                              Name:  Michael A. Correale
                                              Title: Vice President

                                          MEMBER:

                                              AMSCAN HOLDINGS, INC.

                                              By: /s/ Michael A. Correale
                                                  ------------------------------
                                              Name:  Michael A. Correale
                                              Title: Vice President

                                   EXHIBIT "A"

                                     MEMBERS

                                                                                Capital                Membership
             Name                            Address                         Contribution              Interest
             ----                            -------                         ------------              --------
Amscan Holdings, Inc.              80 Grasslands Road                       By merger of                  100%
                                   Elmsford, New York  10523                Am-Source, Inc.